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                                                                      Exhibit 10

                             STOCK OPTION AGREEMENT


                                    UNDER THE


                       INVERNESS MEDICAL INNOVATIONS, INC.
                      2001 STOCK OPTION AND INCENTIVE PLAN


  Name of Optionee:                 Ron Zwanziger
  Number of Option Shares:          115,000
  Option Exercise Price Per Share:  $17.15
  Grant Date:                       December 20, 2001
  Expiration Date:                  December 19, 2011


       Pursuant to the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (the "Plan") as amended through the date hereof, Inverness Medical Innovations, Inc. (the "Company") hereby grants to the Optionee named above an option (the "Stock Option") to purchase, on or prior to the Expiration Date specified above, all or part of the Number of Option Shares of Common Stock, par value $0.001 per share (the "Stock") of the Company specified above at the Option Exercise Price Per Share specified above subject to the terms and conditions set forth herein and in the Plan.

       1. EXERCISABILITY SCHEDULE. This Stock Option shall be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

       2. MANNER OF EXERCISE.

            (a) The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

       Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that have been "paid for" and beneficially owned by the Optionee for at least six months and are not then subject to any restrictions under any Company plan; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a

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condition of such payment procedure; or (iv) a combination of (i), (ii), and
(iii) above. Payment instruments will be received subject to collection.

       The delivery of certificates representing the Option Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Option shall be net of the Shares attested to.

            (b) Certificates for shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

            (c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 50 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

            (d) Notwithstanding any other provision of this Agreement or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.

       3. INCORPORATION OF PLAN. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

       4. TRANSFERABILITY. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter, only by the Optionee's legal representative or legatee. Notwithstanding the foregoing, the Optionee may transfer this Stock Option to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all the terms and conditions of the Plan and this Agreement.

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       5. MISCELLANEOUS.

            (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

            (b) This Stock Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Subsidiary.

            (c) This Stock Option is not intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.


                                        For: INVERNESS MEDICAL INNOVATIONS, INC.



                                        By: /s/ DUANE L. JAMES
                                           ------------------------------------
                                           Title: Treasurer


The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.


Dated:  1/30/02                          /s/ RON ZWANZIGER
                                         --------------------------------------
                                         Optionee's Signature


                                         Optionee's name and address:

                                         Ron Zwanziger
                                         322 Waverly Avenue
                                         Newton, MA  02458

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